Exhibit 10.1

FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of January 24, 2005, by and among RADIO ONE, INC., a Delaware corporation (the “Borrower”), BANK OF AMERICA, N.A., a national banking association, individually as a Lender and as Administrative Agent, and the other Lenders party hereto.

RECITALS

A. On June 30, 1998, the Borrower entered into that certain Credit Agreement with a syndicate of Lenders (the “1998 Credit Agreement”) providing for certain extensions of credit to the Borrower, on the terms and subject to the conditions set forth therein. The 1998 Credit Agreement was subsequently (i) amended by that certain First Amendment to Credit Agreement dated as of December 23, 1998, (ii) amended by that certain Second Amendment to Credit Agreement dated as of February 9, 1999 and (iii) amended and restated in its entirety by that certain Amended and Restated Credit Agreement dated as of February 26, 1999 (the “1999 Credit Agreement”). The 1999 Credit Agreement was subsequently (i) amended and restated in its entirety by that certain Second Amended and Restated Credit Agreement dated as of July 17, 2000, (ii) amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of March 18, 2002, (iii) amended by that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of July 15, 2003, and (iv) amended by that certain Third Amendment to Second Amended and Restated Credit Agreement dated as of April 16, 2004 (the 1998 Credit Agreement, as so amended and amended and restated, the “Credit Agreement”). Terms used herein, unless otherwise defined herein, shall have the meanings set forth in the Credit Agreement.

B. The Borrower and the Lenders have agreed, subject to the terms and conditions specified herein, to modify certain provisions of the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Administrative Agent hereby agree as follows:

Section 1. AMENDMENTS

Subject to the covenants, terms and conditions set forth in this Amendment, and in reliance upon the representations and warranties of the Borrower made herein, the undersigned Lenders (which Lenders constitute the Majority Lenders required under Section 11.1 of the Credit Agreement to effect the following amendments) amend the Credit Agreement as follows:

(a) The definition of “Fixed Charge Coverage Ratio” in Section 1.1 of the Credit Agreement is hereby amended and restated to add the following proviso prior to the period at the end of such provision:

            , provided that, the Fixed Charge Coverage Ratio shall be calculated to include 51% of the ebitda and fixed charges of Reach Media for the same period, and determined on a comparable basis, as EBITDA and Fixed Charges are included for the Borrower and its Restricted Subsidiaries pursuant to terms of this Agreement.

(b) The definition of “Interest Coverage Ratio” in Section 1.1 of the Credit Agreement is hereby amended and restated to add the following proviso prior to the period at the end of such provision:

            , provided that the Interest Coverage Ratio shall be calculated to include 51% of the ebitda and consolidated interest expense of Reach Media for the same period, and determined on a comparable basis, as EBITDA and Consolidated Interest Expense are included for the Borrower and its Restricted Subsidiaries pursuant to terms of this Agreement.

(c) The definition of “Leverage Ratio” in Section 1.1 of the Credit Agreement is hereby amended and restated to add the following proviso prior to the period at the end of such provision:

            , provided that the Leverage Ratio shall be calculated to include 51% of the indebtedness and ebitda of Reach Media for the same period, and determined on a comparable basis, as Indebtedness and EBITDA are included for the Borrower and its Restricted Subsidiaries pursuant to terms of this Agreement.

(d) The definition of “Reach Acquisition” is hereby added to Section 1.1 of the Credit Agreement in its entirety in alphabetical order as follows:

“Reach Acquisition” means the acquisition by the Borrower or Reach Media Holdco of 51% of the outstanding shares of Reach Media in accordance with the terms of Section 8.7 of this Agreement.

(e) The definition of “Reach Media” is hereby added to Section 1.1 of the Credit Agreement in its entirety in alphabetical order as follows:

“Reach Media” means Reach Media, Inc., a Texas corporation.

(f) The definition of “Reach Media Documents “ is hereby added to Section 1.1 of the Credit Agreement in its entirety in alphabetical order as follows:

“Reach Media Documents” means, collectively, the Stock Purchase Agreement; that certain Escrow Agreement between Reach Media Holdco, the selling shareholders of Reach Media and the Escrow Agent named therein; the Reach Shareholders Agreement; and each other document ancillary to the Reach Acquisition, with such changes to each such document or agreement as would not have a material adverse effect on the interests of the Lenders.

(g) The definition of “Reach Media Holdco” is hereby added to Section 1.1 of the Credit Agreement in its entirety in alphabetical order as follows:

“Reach Media Holdco” means a wholly owned direct Restricted Subsidiary of the Borrower created for the sole purpose of holding the shares of Reach Media acquired by the Borrower in the Reach Acquisition; provided that Reach Media Holdco may undertake and perform the rights, duties and obligations of Reach Media Holdco pursuant to the Reach Media Documents.

(h) The definition of “Reach Shareholder Agreement “ is hereby added to Section 1.1 of the Credit Agreement in its entirety in alphabetical order as follows:

“Reach Shareholders Agreement” means that certain Shareholders Agreement by and among Reach Media and the shareholders of Reach Media named therein, substantially in the form of (i) the term sheet attached as Exhibit O to this Agreement and (ii) the draft of such Shareholders Agreement delivered to the Administrative Agent, or with such changes as would not have a material adverse effect on the interests of the Lenders.

(i) The definition of “Senior Leverage Ratio” in Section 1.1 of the Credit Agreement is hereby amended and restated to add the following proviso prior to the period at the end of such provision:

            , provided that the Senior Leverage Ratio shall be calculated to include 51% of the senior debt and ebitda of Reach Media for the same period, and determined on a comparable basis, as Senior Debt and EBITDA are included for the Borrower and its Restricted Subsidiaries pursuant to terms of this Agreement.

(j) The definition of “Stock Purchase Agreement “ is hereby added to Section 1.1 of the Credit Agreement in its entirety in alphabetical order as follows:

“Stock Purchase Agreement” means that certain Stock Purchase Agreement between Radio One, Inc. and the selling shareholders of Reach Media, dated November 19, 2004, in such form as exists on such date or with such changes as would not have a material adverse effect on the interests of the Lenders.

(k) Section 8.7 of the Credit Agreement is amended and restated to (1) restate the opening paragraph in its entirety as follows and add a subparagraph (a) as follows,

8.7 Limitation on Acquisitions. Purchase any stock, bonds, notes, debentures or other securities of, or any assets of, in each case to the extent such purchase would involve all or substantially all of a radio broadcasting station of, or a business unit of, any Person (collectively, “Acquisitions”) without the prior written consent of the Majority Lenders except

(a) the Borrower may make Acquisitions of radio broadcasting stations (or 100% of the capital stock of any Person owning Stations) (“Industry Acquisitions”), if:

and (2) to delete the period at the end of subparagraph (ix) of Section 8.7 and delete the parenthetical following such period, add “; and” in its stead and add a subparagraph (b) at the end of such section as follows:

(b) the Borrower may make the Reach Acquisition, if:

(i) the Administrative Agent shall have received evidence and confirmations reasonably satisfactory to it prior to the closing of the Reach Acquisition to the effect that the structure of the transaction satisfies all material, applicable legal and regulatory requirements for such Acquisition;

(ii) no Default or Event of Default shall exist as of the date of consummation of the Reach Acquisition or after giving effect to the Reach Acquisition;

(iii) the Borrower shall have demonstrated to the satisfaction of the Administrative Agent that the Borrower will be in compliance with all of the covenants contained herein after giving effect to the Reach Acquisition and that no Event of Default or Default then exists or would exist after giving effect to the Reach Acquisition, and the Borrower shall have delivered to the Administrative Agent within ten days prior to the consummation of such Acquisition an Acquisition report signed on behalf of the Borrower by a Responsible Officer of the Borrower in form and substance satisfactory to the Administrative Agent which shall contain (A) calculations demonstrating on a pro forma basis the Borrower’s compliance with the financial covenants set forth in this Section 8 after giving effect to such Acquisition, and (B) projections for the Borrower for a five year period after the closing of the Reach Acquisition giving effect to the Reach Acquisition and including a statement of sources and uses of funds for such Acquisition showing, among other things, the source of financing for the Reach Acquisition;

(iv) any new wholly owned Subsidiary of the Borrower created in connection with the Reach Acquisition, including, without limitation, Reach Media Holdco, shall be a Restricted Subsidiary and shall have complied with Section 7.9 of this Agreement and all other terms and conditions of this Agreement, and Reach Media shall be acquired as an Unrestricted Subsidiary;

(v) not less than 51% of the ownership and voting control of Reach Media shall be acquired by the Borrower, and such acquisition shall be made pursuant to the terms of that certain Stock Purchase Agreement and such other ancillary documentation that would not have a material adverse effect on the interests of the Lenders;

(vi) Reach Media shall be acquired and owned by Reach Media Holdco, which must be a new wholly owned direct Restricted Subsidiary of the Borrower. Reach Media Holdco will covenant to conduct no other business, have no employees, no indebtedness or other operations, other than holding the shares of Reach Media acquired in the Reach Acquisition, which such shares will be pledged to the Administrative Agent on behalf of the Lenders to secure the Obligations; provided that Reach Media Holdco may undertake and perform the rights, duties and obligations of Reach Media Holdco pursuant to the Reach Media Documents;

(vii) the Borrower shall have delivered to the Administrative Agent UCC, judgment, and tax lien searches for each relevant jurisdiction and shall have taken any actions as may be necessary or reasonably requested by the Administrative Agent to grant to the Administrative Agent, for the benefit of the Lenders, perfected Liens in all personal property acquired by the Borrower or any of its Restricted Subsidiaries in such Acquisition pursuant to the Security Documents, subject to no prior Liens except Permitted Liens; provided, however, unless the Administrative Agent specifically requires fixture filings with respect to any particular fixtures, fixture filings will not be required to be filed with respect to the personal property acquired by the Borrower or any of its Restricted Subsidiaries in such Acquisition; and

(viii) the Borrower shall have delivered to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent to the effect that all material approvals, consents or authorizations required in connection with such Acquisition from any Governmental Authority shall have been obtained (and shall have become Final Orders, unless Majority Lenders have agreed otherwise), and such opinions as the Administrative Agent may reasonably request as to the Liens granted to the Administrative Agent, for the benefit of the Lenders, as required pursuant to this Section, as to any required regulatory approvals for such Acquisition and so as to such other matters as the Administrative Agent may reasonably request.

(the transactions described above or otherwise permitted by the Majority Lenders being herein referred to collectively as “Permitted Acquisitions”).

(l) Section 8.9(b) of the Credit Agreement shall be amended by deleting the “; and” from the end of subsection (vi) thereof, deleting the “.” from the end of subsection (vii) thereof and adding “; and” to the end of such section, and adding a new subsection (viii) to the end of Section 8.9(b) as follows:

(viii) the consummation of the acquisition of Reach Media in accordance with the terms of Section 8.7 hereof.

(m) Section 8.12 of the Credit Agreement is amended and restated in its entirety as follows:

8.12 Limitation on Sale or Issuance of Equity Interests. Issue, sell, assign, pledge or otherwise encumber or dispose of any shares of Equity Interests of the Borrower or the Restricted Subsidiaries, except (a) the Restricted Subsidiaries may issue or sell Equity Interests to the Borrower, (b) the Equity Interests of the Restricted Subsidiaries may be pledged pursuant to the Pledge Agreements, (c) the Borrower may issue common stock under (i) effective registration statements filed with the Securities and Exchange Commission, subject to the Borrower’s compliance with the provisions of Sections 4.2(e), or (ii) pursuant to any employee stock option plan approved by the Borrower’s board of directors, or (iii) in connection with Investments permitted under Section 8.8, (d) so long as there exists no Default or Event of Default both before and after giving effect to any such issuance and subject to compliance with the provisions of Section 4.2(e) (if applicable) and Section 8.6, the issuance of common Equity Interests of the Borrower (i) in connection with the exchange or conversion of New Preferred Stock, or (ii) the proceeds of which (“Common Equity Proceeds”) are used exclusively to redeem New Preferred Stock, and (e) the Borrower may issue and sell common stock in connection with the Reach Acquisition in accordance with the terms of the Stock Purchase Agreement, as such agreement exists on such date or with such changes as would not have a material adverse effect on the interests of the Lenders.

(n) A new Section 8.16 of the Credit Agreement is added in numerical order at the end of Section 8 of the Credit Agreement as follows:

8.16. Reach Media Holdco. Mix, commingle or otherwise take any action that would integrate the operations, employees, accounts, assets or other services of its Restricted Subsidiaries and Unrestricted Subsidiaries with Reach Media Holdco. Notwithstanding any other provision of this Agreement and Loan Documents, the parties hereto agree that, no other loan, advance, Investment, lease, sale, Guarantee or engagement in other business, or other transactions or agreements (other than in connection with the Reach Media Documents) may be made between Reach Media Holdco on the one hand and the Parent, the Borrower or any of their other Restricted Subsidiaries or Unrestricted Subsidiaries on the other hand. Except as provided in the Reach Media Documents, the Borrower specifically agrees and covenants that Reach Media Holdco will operate only as a holding company and conduct no business or operations of any kind, except to hold the shares of Reach Media acquired in connection with the Reach Acquisition and pledge those shares to the Administrative Agent on behalf of the Lenders to secure the Obligations in accordance with the terms of this Agreement.

(o) A new Section 8.17 of the Credit Agreement is added in numerical order at the end of Section 8 of the Credit Agreement as follows:

8.17. Ownership of Reach Media. The Borrower shall not own, directly or indirectly, less than 51% of the Equity Interests of Reach Media.

(p) Addition of Exhibit O. The Credit Agreement is hereby amended to add an Exhibit O thereto in the form of Exhibit O hereto.

Section 2. REPRESENTATIONS AND WARRANTIES.

To induce the Administrative Agent and the Lenders to enter into this Amendment, Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

(a) No Defaults. No Default or Event of Default exists under the Credit Agreement, the Notes, any of the Security Documents or any of the other documents executed in connection therewith, and no such Default or Event of Default is imminent.

(b) Binding Effect. This Amendment, the Credit Agreement, as amended hereby, the Notes, the Security Documents and the other documents executed in connection therewith constitute the legal, valid and binding obligations of the Borrower and its Subsidiaries parties thereto, enforceable against the Borrower and such parties in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles of general applicability.

(c) Representations and Warranties. The representations and warranties set forth in Section 5 of the Credit Agreement are true and correct in all material respects on and as of the date hereof, both before and after giving effect to the effectiveness of this Amendment, as if such representations and warranties were being made on and as of the date hereof.

Section 3. CONDITIONS PRECEDENT

The parties hereto agree that the waivers and amendments set forth herein shall not be effective until the satisfaction in full of each of the following conditions precedent, each in a manner satisfactory to the Administrative Agent and the Lenders parties hereto in their sole discretion:

(a) Execution and Delivery of this Amendment. The Administrative Agent shall have received a copy of this Amendment executed and delivered by the Borrower and by Lenders constituting the Majority Lenders.

(b) Representations and Warranties. Each of the representations and warranties made herein shall be true and correct on and as of the date hereof, as if made on and as of such date, both before and after giving effect to the waivers set forth herein.

(c) Reach Acquisition Documentation. The Stock Purchase Agreement and all related agreements, shall be substantially in the form as delivered to the Administrative Agent on December 7, 2004, with such changes as would not have a material adverse effect on the interests of the Lenders. The Administrative Agent shall also have received the latest draft of the Shareholders Agreement.

(d) Other Documents, Certificates and Instruments. The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, such other documents, certificates and instruments as the Administrative Agent shall require.

Section 4. MISCELLANEOUS

(a) Ratification and Confirmation. The terms, provisions, conditions and covenants of the Credit Agreement, the Notes, the Security Documents and the other documents executed in connection therewith remain in full force and effect and are hereby ratified and confirmed, and the execution, delivery and performance of this Amendment shall not in any manner operate as a waiver of, consent to or amendment of any other term, provision, condition or covenant thereof.

(b) Fees and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution, and delivery of this Amendment and the other documents prepared in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent.

(c) Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

(d) APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

(e) Liens. The Borrower agrees hereby that all Liens, security interests, assignments, superior titles, rights, remedies, powers, equities and priorities securing the Notes including but not limited to those under the Security Documents are hereby ratified and confirmed as valid, subsisting and continuing to secure the Notes, and this Amendment shall not affect the priority of such Liens.

(f) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. For purposes of this Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

(g) FINAL AGREEMENT. THIS AMENDMENT, TOGETHER WITH THE CREDIT AGREEMENT, THE NOTES, THE SECURITY DOCUMENTS AND THE OTHER DOCUMENTS EXECUTED IN CONNECTION THEREWITH, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

RADIO ONE, INC.

By:	/s/ Scott R. Royster
Name:	Scott R. Royster
Title:	Executive VP/CFO

BANK OF AMERICA, N.A., as the Administrative Agent and as a Lender

By:	/s/ Todd Shipley
Name:	Todd Shipley
Title:	Managing Director

CREDIT SUISSE FIRST BOSTON acting through its Cayman Islands Branch

By:	/s/ Thomas S. Hall
Name:	Thomas S. Hall
Title:	Vice President

By:	/s/ Doreen Barr
Name:	Doreen Barr
Title:	Associate

WACHOVIA BANK NATIONAL ASSOCIATION

By:	/s/ Bruce W. Loftin
Name:	Bruce W. Loftin
Title:	Managing Director

TORONTO DOMINION (TEXAS), INC.

By:
Name:
Title:

DEUTSCHE BANK TRUST CO. AMERICAS

By:	/s/ Gregory Shefrin
Name:	Gregory Shefrin
Title:	Director

ROYAL BANK OF CANADA

By:
Name:
Title:

THE BANK OF NOVA SCOTIA

By:	/s/ Paul A. Weissenberger
Name:	Paul A. Weissenberger
Title:	Authorized Signatory

ING (U.S.) CAPITAL LLC

By:
Name:
Title:

COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH

By:	/s/ Kevin Mullin
Name:	Kevin Mullin
Title:	Vice President

By:	/s/ Andrew Sherman
Name:	Andrew Sherman
Title:	Executive Director

SUNTRUST BANK

By:	/s/ Brian Combs
Name:	Brian Combs
Title:	Vice President

THE BANK OF NEW YORK

By:	/s/ Michael E. Masters
Name:	Michael E. Masters
Title:	Vice President

BIG SKY SENIOR LOAN FUND LTD.

By:	/s/ Michael B. Botthof
Name:	Michael B. Botthof
Title:	Vice President

NATEXIS BANQUE POPULAIRES

By:
Name:
Title:

WEBSTER BANK

By:
Name:
Title:

BANK OF SCOTLAND

By:	/s/ Amena Nabi
Name:	Amena Nabi
Title:	Assistant Vice President

GENERAL ELECTRIC CAPITAL CORPORATION

By:
Name:
Title:

EATON VANCE INSTITUTIONAL SENIOR LOAN FUND

By:	Eaton Vance Management, as Investment Advisor

By:	/s/ Michael B. Botthof
Name:	Michael B. Botthof
Title:	Vice President

EATON VANCE VT FLOATING RATE FUND

By:	Eaton Vance Management, as Investment Advisor

By:	/s/ Michael B. Botthof
Name:	Michael B. Botthof
Title:	Vice President

GRAYSON & CO

By:	Boston Management and Research, as Investment Advisor

By:	/s/ Michael B. Botthof
Name:	Michael B. Botthof
Title:	Vice President

FIDELITY ADVISOR SERIES II

By:	/s/ John H. Costello
Name:	John H. Costello
Title:	Assistant Treasurer

NATIONAL CITY BANK

By:	/s/ Elizabeth A. Brosky
Name:	Elizabeth A. Brosky
Title:	Vice President

SENIOR DEBT PORTFOLIO

By:	Boston Management and Research, as Investment Advisor

By:	/s/ Michael B. Botthof
Name:	Michael B. Botthof
Title:	Vice President

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ Edward D. Henderson, Jr.
Name:	Edward D. Henderson, Jr.
Title:	General Manager

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Keith Kubota
Name:	Keith Kubota
Title:	Vice President

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